Exhibit 99.3
                                  INSTRUCTIONS
                          TO REGISTERED HOLDER AND/OR
         BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                       OF
                       REMINGTON PRODUCTS COMPANY, L.L.C.
                                      AND
                            REMINGTON CAPITAL CORP.
                     11% SENIOR SUBORDINATED NOTES DUE 2006

    To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

    The undersigned hereby acknowledges receipt of the Prospectus, dated       ,
1996 (the "Prospectus") of Remington Products Company, L.L.C., a Delaware limited liability company ("Remington"), and Remington Capital Corp., a Delaware corporation (together with Remington, the "Issuers"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuers' offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

    This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the 11% Senior Subordinated Notes due 2006 (the "Old Notes") held by you for the account of the undersigned.

    The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

    $      of the 11% Senior Subordinated Notes due 2006

    With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

    / / TO TENDER the following Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OLD NOTES TO BE TENDERED, IF
        ANY): $

    / / NOT TO TENDER any Old Notes held by you for the account of the undersigned.

    If the undersigned instruct you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that the
undersigned's principal residence is in the state of (FILL IN STATE)        ,
(i) the undersigned is acquiring the New Notes in the ordinary course of business of the undersigned, (ii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the New Notes, (iii) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer--Resale of the New Notes," and the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Issuers; to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Notes.

 / / Check this box if the Beneficial Owner of the Old Notes is a Participating
     Broker-Dealer and such Participating Broker-Dealer acquired the Old Notes for its own account as a result of market-making activities or other trading activities. IF THIS BOX IS CHECKED, PLEASE RETURN A COPY OF THESE INSTRUCTIONS VIA FACSIMILE TO REMINGTON PRODUCTS COMPANY, L.L.C. AND REMINGTON CAPITAL CORP., ATTENTION ALLEN S. LIPSON, FACSIMILE (203) 366-7707.
                                   SIGN HERE

 Name of beneficial
owner(s): ______________________________________________________________________

Signature(s): __________________________________________________________________

 Name (please print): __________________________________________________________

 Address:
________________________________________________________________________________

________________________________________________________________________________

 Telephone number: _____________________________________________________________

 Taxpayer Identification
  or Social Security Number: ___________________________________________________

Date: __________________________________________________________________________